UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2004

TOWER AUTOMOTIVE, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-12733 (Commission File Number)	41-1746238 (I.R.S. Employer Identification No.)

27175 HAGGERTY ROAD, NOVI, MICHIGAN 48377
(Address of Principal Executive Offices) (Zip Code)

(248) 675-6000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 8. Other Events.

Item 8.01 Other Events.

United States based automotive original equipment manufacturers (“OEMs”) developed off-balance sheet payment plans in 2001 to help provide liquidity to their suppliers. Tower Automotive, Inc. (“Tower Automotive”) has participated in these plans. OEMs are canceling these programs. In response to this development, Tower Automotive is pursuing a securitization of its accounts receivable. Tower Automotive’s senior secured credit facility (the “Credit Facility”) permits the securitization of up to $50,000,000 of certain accounts receivable. Tower Automotive is in the process of requesting an amendment to the Credit Facility so that it may securitize additional amounts of accounts receivable.

Attached as Exhibit 99.1 is the substantive information distributed to the Credit Facility lenders in connection with the request to amend that Credit Facility.

Section 9. Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Senior Secured Credit Facility Amendment Request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWER AUTOMOTIVE, INC. Registrant
Date: October 20, 2004	By:	/s/ Christopher T. Hatto
Christopher T. Hatto
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Senior Secured Credit Facility Amendment Request